Exhibit 5.1

Kirkpatrick & Lockhart LLP	10100 Santa Monica Boulevard
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Los Angeles, California 90067
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June 29, 2006

INOVIO BIOMEDICAL CORPORATION
11494 Sorrento Valley Road
San Diego, California 92121-1318

Re:	Inovio Biomedical Corporation
Prospectus Supplement No. 1 to Prospectus dated May 25, 2006

Ladies and Gentlemen:

You have requested our opinion as to the matters set forth below in connection with the filing by Inovio Biomedical Corporation of Prospectus Supplement No. 1 dated June 30, 2006 (the “Prospectus Supplement”) to the Company’s Prospectus dated May 25, 2006 (the Prospectus) included as part of the Company Registration Statement on Form S-3 (SEC File No. 333-134084) that was declared effective by the Securities and Exchange Commission on May 25, 2006 (the Registration Statement). The Prospectus Supplement covers the offering and sale of 86,956 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) for a negotiated price of $200,000 or $2.30 per share. For purposes of rendering this opinion, we have examined the Registration Statement, including the exhibits filed therewith, the Prospectus, the Prospectus Supplement, the Company’s Certificate of Incorporation, as amended or supplemented, the Company’s Bylaws, as amended, the corporate resolutions and other actions of the Company that authorize and provide for the issuance and sale of the Shares covered by this opinion letter and that certain Option Exercise and License Agreement dated as of June 28, 2006 (the “Agreement”) under which the Shares are to be issued and sold, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of officers of the Company. We have not independently established any of the facts so relied on.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

The opinions expressed in this opinion letter are limited to applicable federal securities laws of the United States and the General Corporation Law of the State of

BOSTON • DALLAS • HARRISBURG • LONDON • LOS ANGELES • MIAMI • NEWARK • NEW YORK • PALO ALTO • PITTSBURGH • SAN FRANCISCO • WASHINGTON

Kirkpatrick & Lockhart LLP

INOVIO BIOMEDICAL CORPORATION
June 29, 2006

Delaware (the DGCL). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statues of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that the Shares, when issued and sold in accordance with the Registration Statement, the Prospectus and Prospectus Supplement will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption Legal Matters in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term expert, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the SEC nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Kirkpatrick & Lockhart
Nicholson & Graham
KIRKPATRICK & LOCKHART
NICHOLSON GRAHAM LLP